Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 16, 2020 relating to the financial statements of Just Eat Limited, appearing in Registration Statement No. 333-255540 on Form F-4 of Just Eat Takeaway.com N.V.

/s/ Deloitte LLP
London, United Kingdom
June 14, 2021